Exhibit 32.2

Certification of Chief Financial Officer
Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002

     Solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, the undersigned certifies that the foregoing Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant at the dates and for the periods indicated. No purchaser or seller of securities shall be entitled to rely on the foregoing statement for any purpose, and the undersigned expressly disclaim any obligation to update the foregoing statement except as required by law.

FIRST FEDERAL CAPITAL CORP
/s/ Michael W. Dosland Michael W. Dosland Senior Vice President and Chief Financial Officer	May 7, 2004

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